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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference of our report dated January 19, 2000 with respect to the consolidated financial statements of Citizens Banking Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999 and in the Registration Statement on Form S-8 related to the Citizens Banking Corporation All-Employee Stock Option Plan filed with the Securities and Exchange Commission.


Ernst & Young LLP

/s/ Ernst & Young LLP


Detroit, Michigan
June 23, 2000